Exhibit 32.2     Section 1350 Certification of Chief Financial Officer.


In connection with the periodic report of Optika Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Steven M. Johnson, Chief Financial Officer, Executive Vice President, Secretary and Chief Accounting Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

           8/13/2003                        /s/ Steven M. Johnson
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            (Date)                            Steven M. Johnson
                                    Chief Financial Officer, Executive Vice
                                    President, Secretary and Chief Accounting
                                    Officer